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                                                                     EXHIBIT 2.2

                               CLOSING AGREEMENT
                               -----------------

         On the date hereof, the parties to this Closing Agreement are entering into a certain Asset Purchase Agreement ("Purchase Agreement") with respect to the purchase and sale of substantially all of the assets of Aeromet America, Inc. Capitalized terms used in this Closing Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement. The parties intend to amend the Purchase Agreement to the extent provided in this Closing Agreement.

         For valuable consideration, including PA&E's agreement to close the transaction described in the Purchase Agreement despite the failure of Buyer and USCRE to deliver the full cash portion of the Purchase Price at Closing, the parties agree:

         1. The parties intend that the $160,000 portion of the Purchase Price which was to be deposited into escrow pursuant to Section 3.1.1 of the Purchase Agreement will be deposited with the Escrow Agent upon USCRE's completion of its mortgage financing secured by the Real Property, but that such amount will be deposited no later than 120 days following Closing.

         2. At Closing, a promissory note in the principal amount of $160,000 (the "Escrow Note") is being placed into escrow to evidence this obligation. The Escrow Note shall be payable to PA&E and executed by Buyer and USCRE ("Makers") and shall bear interest at 8% per annum, beginning on July 1, 2001. Unless the Escrow Note matures earlier pursuant to Section 2 below, the Escrow Note shall mature, and all amounts due thereunder shall be paid to the Escrow Agent, 120 days after the Closing Date.

         3. If, at any time prior to 120 days after the Closing Date, USCRE closes its mortgage financing with CIT or another lender, USCRE shall prepay the Escrow Note within five (5) business days by depositing the entire outstanding principal amount, together with accrued interest, with the Escrow Agent.

         4. The terms of the Escrow Agreement and Sections 3.2 and 3.3 of the Purchase Agreement shall not be affected by this Agreement, except to the extent provided herein.

         5. The Escrow Note will be unsecured. In lieu of security, Makers agree that, if they fail to make the payments provided for in Sections 2 or 3 above when due, Makers will pay to PA&E a late fee in the amount of $2,500 per month from the date of default until Maker has cured such default.

         6. The parties have agreed upon the Closing Date price adjustment, as required by Section 3.2.1, in the amount of $143,621.

         In witness whereof, the parties, intending to be legally bound, have each executed this Closing Agreement as of June 14, 2001.

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SELLER:                      AEROMET AMERICA, INC.


                             By  /s/ Sheryl A. Symonds
                                 ------------------------------------------
                                 Its: Secretary
                                     --------------------------------------


PA&E:                        PACIFIC AEROSPACE & ELECTRONICS, INC.


                             By  /s/ Sheryl A. Symonds
                                 ------------------------------------------
                                 Its: V.P. Administration & General Counsel
                                      -------------------------------------


BUYER:                       U. S. CASTINGS, LLC


                             By  /s/ Keith L. Sterling
                                 ------------------------------------------
                                 Its: Manager
                                      -------------------------------------


USCRE:                       USCRE PROPERTIES, LLC


                             By  /s/ Keith L. Sterling
                                 -----------------------------------------
                                 Its: Manager
                                      ------------------------------------

ADVANCED ALUMINUM:           ADVANCED ALUMINUM, LLC

                             By /s/ Keith L. Sterling
                                ------------------------------------------
                                Its: Manager
                                     -------------------------------------

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